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                                STATE OF CONNECTICUT
                                INSURANCE DEPARTMENT


                                                                    Mar 23, 1999


THIS IS TO CERTIFY, THAT CONNECTICUT GENERAL LIFE INSURANCE COMPANY has filed a copy of its Certificate of Amendment to restate the Certificate of Incorporation (Charter) with this Department.














                  WITNESS MY HAND AND OFFICIAL SEAL, AT HARTFORD,
                            THIS 23RD DAY OF MARCH, 1999


                                 /s/ George M. Reider, Jr.


                               Insurance Commissioner

                      Certificate of Authority and Compliance

                              CERTIFICATE OF AMENDMENT
                                 STOCK CORPORATION
                        Office of the Secretary of the State
       30 Trinity Street/ P.O. Box 150470/ Hartford, CT 06115-0470/new/ 1-97
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1.   NAME OF CORPORATION:     CONNECTICUT GENERAL LIFE
                              INSURANCE COMPANY

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2.   THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

          A.  AMENDED.
-----
          B.  AMENDED AND RESTATED.
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  X       C.  RESTATED.
-----

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3.   TEXT OF EACH AMENDMENT/ RESTATEMENT:

          See Attached.








      (Please reference an 8 1/2 x 11 attachment if additional space is needed)
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4.   VOTE INFORMATION (Check A., B. or C.)

     A.   The resolution was approved by shareholders as follows:
-----

(set forth all voting information required by Conn. Gen. Stat. Section 33-800 as amended in the space provided below)


                                                               Number of    Number of
             Number of     Number of       Number of           votes cast   votes cast
             Outstanding   votes entitled  votes indisputably  IN FAVOR of  AGAINST
Designation  Shares        to be cast      represented         amendment    amendment
-----------  ------------  --------------  ------------------  -----------  ----------









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  X  B.   The amendment was adopted by the board of directors without
----- shareholder action. The amendment was adopted on October 1, 1998. No shareholder vote was required for adoption.

     C.   The amendment was adopted by the incorporators without shareholder
-----     action.  No shareholder vote was required for adoption.


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                                    5. EXECUTION

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                     Dated this   22nd   day of   March    , 1999
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     Thomas C. Jones                    President           /s/ Thomas C. Jones
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Print or type name of signatory    Capacity of signatory         Signature
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Attachment to Certificate of Amendment to Certificate of Incorporation (Charter)

                                   RESTATED CHARTER

                                          OF

                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY

SECTION 1. Connecticut General Life Insurance Company shall continue under that name, a body corporate, with power to purchase or otherwise acquire, have, hold and enjoy lands, tenements, hereditaments, chattels, bonds, stocks, monies, choses in action and property and effects of every kind, and the same to sell, grant, demise, alien and convey and to loan, invest and reinvest any of such assets in any manner now or hereafter permitted in the case of any other corporation now or hereafter chartered by Connecticut and empowered to do a life insurance business; to sue and be sued and to plead and be impleaded in all courts of law and equity; to have and to hold and to change at pleasure a common seal, and to ordain and to put into execution and to change at pleasure bylaws consistent with the laws of this state and of the United States.

SEC. 2. The business of the corporation shall be life insurance, endowments, annuities, accident insurance, health insurance and any other business or type of business which any other corporation now or hereafter chartered by Connecticut and empowered to do a life insurance business may now or hereafter lawfully do; and the corporation is specifically empowered to accept and to cede reinsurance of any such risks or hazards. The corporation may exercise such powers outside of Connecticut to the extent permitted by the laws of the particular jurisdiction. Policies or other contracts may be issued stipulated to be with or without participation in profits; and they may be with or without seal.

SEC. 3. The capital stock of the corporation shall be not less than three million dollars and may from time to time be increased when and as authorized by the stockholders and, unless the stockholders otherwise authorize, shall be divided into shares of the par value of five dollars each. The capital stock of the corporation shall be transferable in accordance with the bylaws; and a transfer agent may be employed.

SEC. 4. The annual meeting of the stockholders of the corporation shall be held at such time and place as may be determined from time to time either by or in accordance with the bylaws. If the corporation shall fail to hold its annual meeting at the time specified for the meeting in any year or shall fail to elect directors thereat, the corporation shall not be dissolved nor shall its rights be impaired thereby, but a special meeting of the stockholders shall be called; and at such meeting directors to fill the places of the directors whose terms shall have expired may be elected and any other proper business may be transacted. At all meetings of the stockholders each stockholder shall be entitled to vote in person or by an attorney duly authorized by a written proxy, each share of stock represented at the meeting shall be entitled to one vote and the stockholders represented at the meeting shall constitute a quorum.

SEC. 5. The corporate office shall be at Bloomfield, Connecticut or at some other place within or without the State of Connecticut and the corporation may establish and maintain other offices and agencies in other locations within or without the State. The property and affairs of the corporation shall be managed under the direction of a board of not less than nine directors, the number and the terms of office to be determined from time to time by the board of directors in accordance with the bylaws, provided no director shall be elected for a longer term than five years. The directors shall be chosen by ballot by the stockholders except that, if any vacancy occurs in the board of directors, such vacancy may be filled by the remaining directors for the unexpired portion of the term, and if the number of directors is increased by vote of the board of directors between meetings of stockholders, the additional directors may be chosen by the board of directors for terms expiring with the next annual meeting thereafter. Unless the bylaws provide for a lesser or greater quorum as may be permitted by law, a majority of the authorized number of directors, as fixed by the board of directors from time to time, shall constitute a quorum.

SEC. 6. The personal liability of a person who is or was a director of the corporation to the corporation or its stockholders for monetary damages for breach of duty as a director shall be limited to the amount of compensation received by the director for serving the corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in
Section 33-840 of the Connecticut Business Corporation Act as in effect on the effective date hereof or as it may be amended from time to time (the "Act"), to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation, or (e) create liability under Section 33-757 of the Act. This Section 6 shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or modification of this
Section 6 or the adoption of any provision inconsistent herewith by the board of directors and the stockholders of the corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith. The limitation of liability of any person who is or was a director provided for in this Section 6 shall not be exclusive of any other limitation or elimination of liability contained in, or which may be provided to any such person under, Connecticut law as in effect on the effective date hereof or as thereafter amended.

SEC. 7. The corporation may indemnify or advance expenses to a person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, a partnership, joint venture, trust, an employee benefit plan or other entity, to the extent permitted under Connecticut law as in effect on the effective date hereof or as thereafter amended, including, pursuant to Section 33-636(b)(5) of the Act, for liability of any such person for any actions taken, or any failure to take any actions, except for conduct as set out in items (a) through (e) of Section 6, above. The corporation shall indemnify or advance expenses to any such person to the full extent as required in the bylaws of the corporation, as amended from time to time, and the corporation shall not be required pursuant to Section 33-771(e) of the Act to indemnify or advance expenses to its directors, nor shall the corporation be required pursuant to Section 33-776(d) of the Act to indemnify and advance expenses to its officers, employees or agents who are not directors.